SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RADYNE COMSTREAM INC.

(Name of Registrant as Specified in Its Charter)

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RADYNE COMSTREAM INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2003

To Our Stockholders:

The 2003 annual meeting of Stockholders of Radyne ComStream Inc. will be held at the offices of the Corporation at 3138 East Elwood Street, Phoenix, Arizona, 85034, on June 18, 2003, beginning at 2:00 p.m. local time. The annual meeting is being held for the following purposes:

1.	To elect five directors, each for a term of one year;

2.	To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year 2003; and

3.	To transact such other business that may properly come before the meeting.

Stockholders of record at the close of business on May 9, 2003 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Your vote is important. In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it to us via facsimile to (602) 437-4811 or in the enclosed postage-paid envelope. You may also vote by calling the 800-number listed on the flier which accompanies your proxy card.

By Order of the Board of Directors

/s/ Robert C. Fitting

Robert C. Fitting Chief Executive Officer

May 22, 2003 Phoenix, Arizona

ABOUT THE MEETING
What is the purpose of the annual meeting?
Who is entitled to vote?
Who can attend the meeting?
How do I vote?
What if I vote and then change my mind?
What are the Board’s recommendations?
What constitutes a quorum?
What vote is required to approve each item?
Can I dissent or exercise rights of appraisal?
Election of Directors
The Board of Directors recommends a vote FOR election of each of the director nominees
How are directors compensated?
Are employees of Radyne ComStream or its subsidiaries paid additional compensation for service as a director?
How often did the Board meet during fiscal 2002?
What committees has the Board established?
Executive Officers
Report of the Audit Committee
Report of the Compensation Committee on Executive Compensation
Compensation Committee Interlocks and Insider Participation
Executive Compensation Summary
Aggregate Holdings at Fiscal 2002 Year End
Agreements with Certain Officers
Stock Price Performance Graph
Certain Relationships and Related Transactions
Security Ownership of Principal Stockholders and Management
Section 16(a) Beneficial Ownership Reporting Compliance
Ratification of Independent Auditors
Stockholder Proposals and Nominations
Other Matters
Electronic Delivery of Future Annual Meeting Materials

RADYNE COMSTREAM INC.
3138 East Elwood Street
PHOENIX, ARIZONA 85034
(602) 437-9620

PROXY STATEMENT

     This Proxy Statement relates to the 2003 Annual Meeting of Stockholders to be held on June 18, 2003 at 2:00 p.m. local time, at the offices of Radyne ComStream Inc. located at 3138 East Elwood Street, Phoenix, Arizona, 85034, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by our Board of Directors. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about May 9, 2003.

ABOUT THE MEETING

What is the purpose of the annual meeting?

     At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of five directors and the ratification of auditors. In addition, management will report on the Company’s most recent financial and operating results and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, May 9, 2003, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. At the close of business on May 9, 2003, there were issued and outstanding 15,308,832 shares of our common stock, which are entitled to cast 15,308,832 votes.

Who can attend the meeting?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

How do I vote?

     You can vote on matters to come before the meeting in two ways:

1.	You can attend the meeting and cast your vote in person; or

2.	You can vote by completing, dating and signing the enclosed proxy card and returning it to us or by the use of telephone, fax or Internet. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxyholders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of the Board of Directors. Refer to the flier which accompanies your proxy card for information on voting by telephone, Internet or by mail.

What if I vote and then change my mind?

     You may revoke your proxy at any time before it is exercised by:

•	filing with our Corporate Secretary a notice of revocation; or

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

     Your last vote will be the vote that is counted.

What are the Board’s recommendations?

     Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with a description of such item in this proxy statement. In summary, the Board recommends a vote FOR election of the nominated slate of directors and FOR the ratification of the auditors.

     With respect to any other matter that properly comes before the meeting, the proxyholders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What constitutes a quorum?

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares on the record date will constitute a quorum, permitting us to conduct our business at the annual meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required to approve each item?

     Election of Directors. Election of a director requires affirmative votes of the holders of a plurality of the shares present in person, or represented by proxy, and entitled to vote at a meeting at which a quorum is present. The five persons receiving the greatest number of votes will be elected as directors. Since only affirmative votes count for this purpose, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Ratification of Auditors. The ratification of the appointment of KPMG LLP as the Company’s independent auditors will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     Effect of Broker Non-Votes. If your shares are held by your broker, in “street name,” you are receiving a voting instruction form from your broker or the broker’s agent, asking you how your shares should be voted. Please complete the form and return it in the envelope provided by the broker or agent; no postage is necessary if mailed in the United States. If you do not instruct your broker how to vote, your broker may vote your shares at its discretion or, on some matters, may not be permitted to exercise voting discretion. Votes that could have been cast on the matter in question if the brokers had received their customers’ instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority are referred to as “broker non-votes.” Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I dissent or exercise rights of appraisal?

     Under Delaware law, holders of our voting stock are not entitled to dissent from any of the proposals to be presented at the annual meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Election of Directors
(Proposal No. 1)

General

     A board of five directors is to be elected at the annual meeting. It is expected that a majority of the common stock will be voted in favor of the five nominees named below, all of whom are current directors. In the event that any management nominee is unable or declines to serve as a director, an alternate nominee will be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting or until his or her successor has been elected and qualified.

Vote Required

     If a quorum is present and voting, the five nominees receiving the highest number of votes will be elected to the Board of Directors.

The Board of Directors recommends a vote FOR election of each of the director nominees.

Nominees

     The names of the nominees, and certain information about them are set forth below:

Name of Nominee	Age	Title

Lim Ming Seong	55	Chairman of the Board of Directors
Lee Yip Loi	59	Director
Dennis W. Elliott	61	Director
Robert C. Fitting	68	Director and Chief Executive Officer
Dr. C.J. Waylan	61	Director

     LIM MING SEONG has been a Director and Chairman of the Board since August 12, 1996 and is chairman of its Compensation Committee. He is a Chairman of Stetsys Pte Ltd (ST). He sits on the boards of several ST related and publicly listed companies such as ST Assembly Test Services Ltd, and Chartered Semiconductor Manufacturing Ltd, where he is their Deputy Chairman, and CSE Systems & Engineering Ltd., where he is its Chairman. He has been a Corporate Advisor of Singapore Technologies Pte Ltd., the parent of ST since February 2002. Prior to this, he was a Group Director of Singapore Technologies Pte Ltd since February 1995. From March 1992 until February 1995, he was Executive Director of Singapore Technologies Ventures Pte Ltd and from February 1990 to March 1992, he was Group President of Singapore Technologies Holdings Pte Ltd. Prior to that time, he held various corporate and government positions, including Deputy Secretary in the Singapore Ministry of Defense from 1979 to 1986. Mr. Lim received his Bachelor of Applied Science (Honors) in Mechanical Engineering from the University of Toronto and his Diploma in Business Administration from the University of Singapore. Mr. Lim also completed the Advanced Management Programs at INSEAD and the Harvard Business School.

     LEE YIP LOI has been a Director since August 12, 1996 and is a member of the Audit and Compensation Committees of the Board. He was Regional Director (America) of Singapore Technologies Pte Ltd from March 1994 until December 1998, and from May 1990 to January 1997, he was President of its affiliate, Metheus Corporation. Prior to that time, he held a number of managerial positions with such corporations as Singapore Technologies Pte Ltd, Jurong Industries Ltd and Morgan Guaranty Trust and government positions with the Singapore Ministries of Education, Defense, Culture and Home Affairs. Mr. Lee is currently president and director of WhiteRock2 Management (USA) Inc., and Stetsys US Inc. He is also a director of ST, WhiteRock Investments III Ltd, and WhiteRock2 Management Ltd. Mr. Lee holds a Bachelor of Science Degree (with Honors) from the University of Singapore and completed the Advanced Management Program at Harvard Business School and the commercial banking management program at J.P. Morgan.

     DENNIS W. ELLIOTT has been a Director since October 6, 1998 and is Chairman of the Audit Committee. He is also a member of the Compensation Committee of the Board. He is the President of Elliott Communications Co., a technology/marketing consulting concern involved in advising companies on strategy and developing operating ventures in telecommunications, data networking, digital television/HDTV and multimedia. He has also held executive positions at Pacific Telecom, Inc., RCA American Communications (now SES Americom) and RCA Global Communications. Mr. Elliott holds an M.B.A. from Harvard University, an M.S.E.E from Stanford University, and a B.S.E.E. from the University of Iowa.

     ROBERT C. FITTING has been a Director since March 1995 and has served as our Chief Executive Officer since October 1998 and was its President from February 1995 until March 28, 2000. He became a Director in March 1995. Mr. Fitting has a Master of Electrical Engineering degree from New York University and a Bachelors with distinction from Penn State University. His professional career began at Bell Laboratories in 1962 where he spent six years developing innovative communication technologies. Mr. Fitting then joined the Motorola Government Electronics Division where he was an engineering manager. He published more than a dozen technical papers and was awarded a number of patents. He left Motorola in 1978 to build a new company under an agreement with Comtech Telecommunications. The new company was named Comtech Data Corporation, subsequently known as Fairchild Data Corporation. Mr. Fitting was the General Manager and President of Comtech Data Corporation from 1978 to 1984. He left Comtech to start a new company called EFData Corporation. As co-founder, CEO and President of EFData Corporation, Mr. Fitting built the company into a worldwide market leader in satellite communications equipment. While at EFData, Mr. Fitting won the “Arizona Entrepreneur of the Year” award in the manufacturing/high technology category.

     DR. C. J. WAYLAN has been a director since February 15, 2000 and is a member of the Audit and Compensation Committees of the Board. He is currently an advisor to a number of telecommunications and satellite companies. Since September 1997 he has been President and Chief Executive Officer of CCI International, NV. From 1981 until 1996, Dr. Waylan served in several senior executive positions for GTE Corporation. He founded Southern Pacific Satellite Company (SPSC) which became GTE Spacenet, where he served as its president until 1993. He led GTE teams which initiated several new wireless voice and data activities as an Executive Vice President in the wireless group. Dr. Waylan served in the US Navy for twenty years in a number of space and communications-related positions, served in Vietnam and retired in 1979 with the rank of Commander. He has a bachelor of science degree in engineering physics from the University of Kansas, a master of science degree in electrical engineering and a Ph.D. from the Naval Postgraduate School. He currently serves on the boards of directors of Globecomm Systems, Inc., fSONA Communications Corporation and CCI International. During the past twenty five years, Dr. Waylan has served on numerous boards for commercial and government organizations including the International Communications and Information Policy Advisory Committee of the U.S. Department of State.

How are directors compensated?

     Our policy has been to pay no cash compensation to directors who are our employees or ST affiliates for their service as directors. Outside directors are paid $4,000 per meeting attended and $500 if attendance is via telephone. During fiscal 2002, options were granted to the Directors as follows: On May, 22, 2002, the Board of Directors voted to grant Messrs. Elliott,

Lee, and Waylan options to purchase 5,000 shares each of our common stock at $4.25 per share. These options will expire on May 21, 2012.

Are employees of Radyne ComStream or its subsidiaries paid additional compensation for service as a director?

     No. We do, however, reimburse them for travel and other related expenses.

How often did the Board meet during fiscal 2002?

     The Board of Directors met four times during fiscal 2002. Attendance by directors at the meetings of the Board and Board committees on which they served was 100%, with the exception of Mr. Tang, who missed one meeting due to a schedule conflict.

What committees has the Board established?

     The Board of Directors has standing Executive, Compensation, and Audit Committees. We do not maintain a standing nominating committee or other committee performing similar functions. The function of nominating directors is carried out by the entire Board of Directors. Our Bylaws, however, provide a procedure for you to recommend candidates for directors at an annual meeting. For more information, see “Stockholder Proposals and Nominations.”

Name	Executive Committee	Compensation Committee	Audit Committee

Lim Ming Seong	X	X
Lee Yip Loi	X	X	X
C.J. Waylan		X	X
Dennis W. Elliott		X	X
Robert C. Fitting	X

Executive Committee. The Executive Committee, which consisted of directors Lim, Lee and Fitting, met three times during fiscal 2002. The Executive Committee reviews our business plan and evaluates potential strategic partnerships, including acquisitions.

Compensation Committee. The Compensation Committee, which consisted of directors Lim, Lee, Elliott, and Waylan, met four times during fiscal 2002. The Compensation Committee reviews the performance of management and will at the appropriate times review the structure of management and plans for management succession. The Committee also reviews and approves our compensation policies and administers our 1996 Incentive Stock Option Plan and its 2000 Long Term Incentive Plan.

Audit Committee. The Audit Committee, which consisted of directors Lee, Elliott and Waylan, met seven times during fiscal 2002. The Audit Committee reviews and approves the scope of the audit performed by our independent auditors as well as our accounting principles and internal accounting controls.

     Under the NASD rule that requires the independence of the Audit Committee members, we have determined that director Lee may not meet the definition of independence due to his position as the unpaid president of Stetsys US, Inc., our affiliate, and his paid position as president and director of White Rock2 Management (USA), which is affiliated with Stetsys Pte Ltd., our controlling stockholder, through it’s parent’s indirect 10% ownership of White Rock2 Management (USA) Inc. However, our Board of Directors has determined that Mr. Lee qualifies under the exception to the NASD rule. Specifically, our Board of Directors believes that it is in the best interests of Radyne ComStream and our stockholders to have Mr. Lee serve on the Audit Committee. Mr. Lee’s combination of skills, expertise, and familiarity with the company are not possessed to the same degree by any other director that is not currently a member of the Audit Committee. During his tenure on our Board of Directors, Mr. Lee has been among the most active participants and is frequently the leading director at board meetings in seeking information and testing assumptions. In addition, Mr. Lee’s understanding of financial and accounting issues makes him among the most qualified members of our Board of Directors. All other members of the Audit Committee have been determined by our Board of Directors to be independent. Mr. Lee has resigned as Chairman of the Audit Committee as of March 25, 2003. Mr. Elliott is now the Chairman of the Audit Committee.

Executive Officers

     Our management consists of the following personnel, in addition to Robert C. Fitting, the Chief Executive Officer who is named above as a Director.

Name	Age	Position

Brian Duggan	61	President and Chief Operating Officer
Steven Eymann	51	Executive Vice President and Chief Technical Officer
Richard P. Johnson	40	Vice President, Chief Financial Officer and Corporate Secretary
Garry D. Kline	54	Vice President, Corporate Controller and Assistant Corporate Secretary

     BRIAN DUGGAN was promoted to President and Chief Operating Officer on March 28, 2000. Mr. Duggan had served as Vice President of Sales and Marketing since December 1998. In that capacity, Mr. Duggan handled global sales and marketing efforts for our complete equipment line, with all regional sales offices reporting directly to him. Prior to this appointment, Mr. Duggan served as Director of Worldwide Sales for ComStream Corporation. Before joining ComStream in 1995, Mr. Duggan spent eight years as Director of Marketing with Comtech Systems, Inc. He has held various positions with Plessey Electronics Systems Ltd. (UK) in engineering and sales and marketing, and with Datotek Corporation in Texas as Director of Marketing. Mr. Duggan is a graduate of Hatfield College in the United Kingdom, where he majored in engineering.

     STEVEN W. EYMANN has been Chief Technical Officer since October 1998 and has been our Executive Vice President since February 1995. Mr. Eymann graduated with honors and a Bachelor of Science in Electrical Engineering from the University of Nebraska. His professional career began in 1974 at the Motorola Government Electronics Division, where he was a design engineer, task leader and finally a project leader on a number of developments. In 1981, Mr. Eymann joined Comtech Data Corporation, where he was Director of Product

Development. Mr. Eymann was responsible for budget, schedule, and technical aspects of all new product development within Comtech. He left Comtech in 1984 to co found EFData Corporation. As Vice President of Engineering and co-founder of EFData, Mr. Eymann was responsible for new product development and engineering management in the design and manufacture of high technology military and commercial communications equipment. He developed the Intelsat Data Subsystem including modems and redundancy switches. These pre-eminent designs helped EFData become the leading supplier of satellite modems in the world. In 1993, Mr. Eymann became President of EFData. In 1995, Mr. Eymann participated in the turnaround of Radyne Corporation and once again was the major contributor in new product designs.

     RICHARD P. JOHNSON became our Vice President, Chief Financial Officer and Corporate Secretary effective on January 31, 2003. From July 1997 until January 2003, Mr. Johnson was a co-founder and Chief Executive Officer of Pyloma, Inc. a developer of technology for optical network components, and Quality Electro-optical Devices LLC, a developer and manufacturer of lasers and other electro-optical devices. From November 1995 until July 1997, Mr. Johnson served as Vice President, Finance and Chief Financial Officer of BHP Copper Metals Company. Mr. Johnson served as Treasurer, Assistant Treasurer and part of the turnaround management team of Magma Copper Company, a Fortune 500, international mining and manufacturing company, from August 1990 until November 1995 when it was acquired by BHP, achieving a ten-fold increase in shareholder value during this period. Prior to joining Magma, Mr. Johnson was an Audit Manager with the certified public accounting firm of Arthur Andersen & Co. Mr. Johnson earned his Bachelor of Science in Business Administration from the University of Tulsa in May 1985.

     GARRY D. KLINE has been Vice President, Corporate Controller and Assistant Secretary since February 2003. From July 1997 until February 2003, Mr. Kline served as Vice President of Finance, Secretary and Chief Financial Officer. From September 1995 until July 1997 he was Secretary and Controller. From 1987 until September 1995, Mr. Kline served as CFO and Controller of EFData Corporation. Prior to 1987, Mr. Kline served in various positions, including Vice President of Finance for Megatronics Inc., a publicly held printed circuit board manufacturer, Vice President of Operations for Vernal Lodging Associates, a hospitality management company, and General Partner of Tax and Accounting Computer Service, an accounting company.

Report of the Audit Committee

     The Securities and Exchange Commission rules now require us to include in our proxy statement a report from the Audit Committee of the Board. The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

     It is the duty of the Audit Committee to provide independent, objective oversight of Radyne ComStream’s accounting functions and internal controls. The Audit Committee acts under a written charter that sets forth the audit related functions we are expected to perform. Our audit functions are to:

•	Serve as an independent and objective party to monitor Radyne ComStream’s financial reporting process and system of internal control structure;

•	Review and appraise the audit efforts of Radyne ComStream’s independent auditors; and

•	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

     We meet with management periodically to consider the adequacy of Radyne ComStream’s internal controls and the objectivity of its financial reporting. We discuss these matters with Radyne ComStream’s independent auditors and with appropriate financial personnel. We regularly meet privately with the independent auditors, who have unrestricted access to the Audit Committee. We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management. Toward that end, we have considered whether the non-audit related services provided by Radyne ComStream’s independent auditors are compatible with their independence. In addition, we review our financing plans and reports recommendations to the full Board for approval and to authorize action.

     Management of Radyne ComStream has primary responsibility for its financial statements and the overall reporting process, including its system of internal control structure. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present Radyne ComStream’s financial position, results of operations and cash flows in conformity with generally accepted accounting principles and discuss with the company any issues they believe should be raised. Our responsibility is to monitor and review these processes.

     It is not our duty or responsibility to conduct auditing or accounting reviews or procedures. We are not employees of Radyne ComStream and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting and auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on Radyne ComStream’s consolidated financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that Radyne ComStream’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America, that the audit of Radyne ComStream’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards or that Radyne ComStream’s independent accountants are in fact “independent.”

     This year, we reviewed Radyne ComStream’s audited consolidated financial statements and met with both management and KPMG LLP, the company’s independent auditors, to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. We have received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Radyne ComStream. We also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90.

     Based on these reviews and discussions, we recommended to the Board that Radyne ComStream’s audited consolidated financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Dennis W. Elliott, Chairman C.J. Waylan Yip Loi Lee

Report of the Compensation Committee on Executive Compensation

     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 that we make, except to the extent we specifically incorporate this Report.

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of Radyne ComStream, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. We believe that the compensation programs for the executive officers should reflect the company’s performance and the value created for its stockholders. In addition, the compensation programs should support the goals and values of Radyne ComStream and should reward individual contributions to the company’s success.

     General Compensation Policy and Philosophy. Our policy is to provide Radyne ComStream’s executive officers with compensation that is based on their individual performance, the financial performance of the company and that is competitive enough to attract and retain highly skilled individuals. Each officer’s compensation is comprised of; (i) a base salary, (ii) performance bonuses, and (iii) stock-based incentives designed to tie the overall compensation of the officers to the interests of the stockholders.

     Base Salary. Each executive officer’s base salary is based on the recommendation of the Compensation Committee with the input of the Chief Executive Officer. Factors in formulating base salary recommendations include the level of an executive’s compensation in relation to other executives in the company with the same, more and less responsibilities, the performance of the particular executive’s business unit or department in relation to established strategic plans and the executive officer’s personal performance in helping the company meet its goals, the company’s operating budget for the year and the overall performance of the company.

     Performance Bonuses and Stock Based Incentives. For each executive officer, performance bonuses and stock based incentives are awarded based upon the recommendation of the Compensation Committee. An executive’s potential performance bonus and stock based incentive package is related to the Radyne ComStream’s operating results and the financial performance of an executive’s division or department.

     CEO Compensation. The Chief Executive Officer’s compensation is determined by the recommendation of the Compensation Committee and is based upon the financial performance of the company, as well as the value created for its stockholders. Due to the negative financial performance of the company during the preceding year, there was no adjustment to Mr. Fitting’s salary and no bonus was paid.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each executive officer named in this proxy statement. The $1 million limitation generally does not apply to compensation that is considered performance-based. Non-performance-based compensation paid to Radyne ComStream’s executive officers for the 2002 fiscal year did not exceed the $1 million limit per employee. Radyne ComStream believes that its compensation policy satisfies 162(m). As a result, the company believes that the compensation paid under this policy is not subject to limits of deductibility. However, there can be no assurance that the Internal Revenue Service would reach the same conclusion. Moreover, the company has change in control agreements with three of its executive officers, including its Chief Executive Officer. The company will not be entitled to a deduction with respect to payments that are contingent upon a change in control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax. However, the agreements provide for a gross up of severance payments equal to the amount of any excise tax incurred by the officers.

Lim Ming Seong, Chairman Lee Yip Loi Dennis W. Elliott C.J. Waylan

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee has consisted of Messrs. Lim, Lee, Elliott, and Waylan. There were no interlocking relationships between Radyne ComStream and other entities that might affect the determination of the compensation of our executive officers.

     Executive Compensation Summary

     The following table sets forth the total compensation paid or accrued for our chief executive officer and our three other executive officers who were employed by us at December 31, 2002, excluding officers paid less than $100,000 annually. These officers are collectively referred to as the “Named Executive Officers.”

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

					Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
Name and		Salary	Bonus	Compensation	Award(s)	Options/	Payouts	Compensation

Principal Position	Year	($)	($)	($)	($)	SARs	($)	($)(1)

Robert C. Fitting	2002	$296,055	$0	—	—	40,000	—	$18,492
Chief Executive	2001	$286,583	$120,000	—	—	96,200	—	$15,784
Officer	2000	$218,416	$200,000	—	—	125,000	—	$437,843
Brian Duggan	2002	$216,955	$0	—	—	40,000	—	$13,112
President and Chief	2001	$210,269	$100,000	—	—	73,100	—	$9,563
Operating Officer	2000	$162,308	$63,634	—	—	120,390	N/A	$10,529
Steven W. Eymann	2002	$169,458	$0	—	—	25,000	—	$14,391
Executive	2001	$174,099	$52,323	—	—	54,800	—	$11,092
Vice-President	2000	$145,201	$65,175	—	—	101,690	—	$221,811
Garry D. Kline	2002	$130,175	$0	—	—	0	—	$13,428
Chief Financial	2001	$139,382	$77,323	—	—	63,400	—	$11,512
Officer (2)	2000	$121,408	$63,634	—	—	114,190	—	$112,663

(1)	For the year ended 2002, these amounts were for matching 401K contributions, cafeteria plan benefits, employee stock purchase plan statutory purchase price discount, and excess group term life insurance premiums.

(2)	Garry Kline became Corporate Controller, and Richard P. Johnson became Chief Financial Officer, effective January 31, 2003.

Aggregate Holdings at Fiscal 2002 Year End

     The following table sets forth information concerning option holdings for fiscal 2002 with respect to the Named Executive Officers. There were no option exercises by named Executive Officers in fiscal 2002.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options/SARs at		In-The-Money Options/
	Acquired		Fiscal Year-End		SARs at Fiscal Year-End(1)
	On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert C. Fitting	—	—	293,735	84,350	—	—
Brian Duggan	—	—	194,665	76,325	—	—
Steven Eymann	—	—	314,975	47,500	—	—
Garry Kline	—	—	181,907	36,175	—	—

(1)	Options are considered “in the money” if the fair market value of the underlying securities exceeds the exercise price of the options. These values are based on the December 31, 2002 closing price of our common stock of $2.40 per share on the Nasdaq National Market, less the per share exercise price, multiplied by the number of shares underlying such options.

Agreements with Certain Officers

     We have entered into Change-in-Control Severance Agreements with Messrs. Fitting, Duggan, and Eymann. Generally, a change in control occurs for purposes of these agreements upon the occurrence of the following:

•	any merger in which the company is not the surviving entity other than a merger in which our stockholders immediately prior to the merger have the same proportionate ownership of beneficial interest immediately after the merger;

•	any transfer of more than 50% of our assets, other than pursuant to a sale-leaseback, structured finance or other form of financing transaction;

•	the stockholders’ approval of any plan or proposal for liquidation or dissolution of the company;

•	any person or entity, other than a current stockholder or affiliate becomes the beneficial owner of 50% or more of our outstanding capital stock; or

•	a change in control of our board during any two-year period, excluding any new director approved by a vote of at least two-thirds of the directors who were directors at the beginning of the period.

The agreements for Messrs. Duggan and Eymann provide for:

•	immediate vesting of all outstanding but unvested stock options;

•	severance compensation equal to two times the officers’ respective then current base salary if the officer is terminated without cause, or resigns for good reason, within the first year following the change in control of Radyne ComStream, or one times their base salary if the termination occurs within the second year following the change in control event; and

•	COBRA health benefits for a period of eighteen months from the date of any termination after a change in control event.

The agreement for Mr. Fitting provides for:

•	immediate vesting of all outstanding but unvested stock options;

•	severance compensation equal to three times Mr. Fitting’s then current base salary immediately upon a change in control of Radyne ComStream; and

•	COBRA health benefits for a period of eighteen months from the date of any termination after a change in control event.

     The agreements require us to establish a trust account upon a change in control event and deposit funds sufficient to satisfy our obligations to each officer as outlined above.

     Finally, the agreements also contain a non-compete provision restricting Messrs. Fitting, Duggan and Eymann from competing with us or our subsidiaries for a period of one year from any separation from the company.

Stock Price Performance Graph

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of (i) our common stock, (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Market”) and (iii) a peer group index selected by us (the “Peer Group”), from December 31, 1997 through December 31, 2002. We selected the Peer Group based upon similar Standard Industrial Codes.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG RADYNE COMSTREAM INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

RADYNE COMSTREAM INC
Cumulative Total Return
	12/97	12/98	12/99	12/00	12/01	12/02
RADYNE COMSTREAM INC.	100.00	83.08	166.15	130.78	135.38	59.08
NASDAQ STOCK MARKET (U.S.)	100.00	140.99	261.48	157.42	124.89	86.34
PEER GROUP	100.00	85.64	240.57	186.75	55.23	25.27

     The graph assumes that $100 was invested on December 31, 1997 in our common stock and in each of the comparison indices, and assumes that all dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

Certain Relationships and Related Transactions

     We have entered into Change-in-Control Severance Agreements with certain of our executive officers. See above under “Agreements with Certain Officers.”

     Sales of products in the ordinary course of business to Agilis Communication Technologies Pte Ltd, an affiliated company under the common control of ST, were $96,655 for the year ended December 31, 2002.

Security Ownership of Principal Stockholders and Management

     The following table sets forth, as of April 30, 2003, the ownership of our common stock by (i) each person who is known by us to own of record or beneficially more than 5% of our outstanding Common Stock, (ii) each of our Named Executive Officers, (iii) each of our directors, and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated subject to applicable community property law.

	Number		Percentage
	of Shares		of Class
Name & Address	(1)		(1)

Stetsys Pte Ltd (2)	9,739,100	(3)	63.4%
Stetsys US, Inc. (2)	1,242,300	(3)	8.1%
Robert C. Fitting (4)	482,339	(5)	2.9%
Steven W. Eymann (4)	400,986	(7)	2.4%
Garry D. Kline (4)	236,504	(8)	1.4%
Brian J. Duggan (4)	236,005	(6)	1.4%
Yip Loi Lee (4)	36,000	(13)	*
C. J. Waylan (4)	42,000	(10)	*
Dennis W. Elliott (4)	36,000	(9)	*
Kum Chuen Tang (2)	26,300	(12)	*
Richard P. Johnson (4)	25,000	(11)	*
All directors and executive officers of Radyne ComStream as a group (nine persons)	1,521,134		9.2%

*	Less than one percent.

(1)	The numbers and percentages shown include the shares of common stock actually owned as of April 30, 2003 and the shares of common stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of April 30, 2003 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(2)	The address for each of these stockholders is: c/o Singapore Technologies Pte Ltd, 1 Cuppage Road #09-01, Singapore 229469.

(3)	The shares reported as owned by Stetsys Pte Ltd include the shares reported as beneficially owned by Stetsys US, Inc., of which Stetsys Pte Ltd is the sole stockholder. The shares reported as owned by Stetsys Pte Ltd and Stetsys US, Inc., also include the shares reported as beneficially owned by Messrs. Tang and Lee, in accordance with Rule 13d-3(a) without being counted more than once. The Minister of Finance (Incorporated) of Singapore owns 80.48% of the stock of Singapore Technologies Pte Ltd, which in turn owns 100% of Stetsys Pte Ltd.

(4)	The address for each of these stockholders is: c/o Radyne ComStream Inc., 3138 East Elwood Street, Phoenix, Arizona 85034.

(5)	Includes 318,735 shares underlying exercisable options held by Mr. Fitting.

(6)	Includes 218,415 shares underlying exercisable options held by Mr. Duggan.

(7)	Includes 326,475 shares underlying exercisable options held by Mr. Eymann.

(8)	Includes 190,657 shares underlying exercisable options and 1,000 shares underlying warrants held by Mr. Kline.

(9)	Includes 36,000 shares underlying exercisable options held by Mr. Elliott.

(10)	Includes 31,500 shares underlying exercisable options held by Mr. Waylan.

(11)	Includes 25,000 shares underlying exercisable options held by Mr. Johnson.

(12)	Includes 26,300 shares underlying exercisable options held by Mr. Tang. In accordance with Rule 13d-3(a), shares owned by Mr. Tang are also included in the shares reported as beneficially owned by Stetsys Pte Ltd and Stetsys US, Inc.

(13)	Includes 36,000 shares underlying exercisable options held by Mr. Lee. In accordance with Rule 13d-3(a), shares owned by Mr. Lee are also included in the shares reported as beneficially owned by Stetsys Pte Ltd and Stetsys US, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by it during the year ended December 31, 2001, we believe that, during such year our executive officers, directors and ten-percent stockholders complied with all such filing requirements except that one share purchase transaction by Mr. Eymann on October 1, 2002 was not reported on a timely-filed Form 4, but such transaction was reported on a subsequent Form 4, filed on October 15, 2002.

Ratification of Independent Auditors
(Proposal No. 2)

     The Audit Committee, pursuant to authority granted to it by the Board of Directors, has selected KPMG LLP, certified public accountants, as independent auditors to examine the annual consolidated financial statements of the company and its subsidiaries for fiscal year 2003. The Board is submitting this proposal to the vote of the stockholders in order to ratify the Audit Committee’s selection. If stockholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider the selection of independent auditors.

     We have paid or expect to pay the following fees to KPMG LLP for work performed in 2002 and 2001 or attributable to KPMG LLP’s audit of our 2002 and 2001 consolidated financial statements:

(Amounts in thousands)	2002	2001

Audit Fees	$190	$201
Audit-Related Fees	$-0-	$6
Tax Fees	$46	$54
All Other Fees	$-0-	$-0-

     In January 2003, the SEC released final rules to implement Title II of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The rules address auditor independence and have modified the proxy fee disclosure requirements. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements and that generally only the independent accountant can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents, and assistance with and review of documents filed with the SEC. Audit-related fees are assurance related services that traditionally are performed by the independent accountant, such as: employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. Tax fees include corporate, international and employee benefit services, in addition to expatriate related services. There were no amounts paid or incurred for financial information system design and implementation in 2002 or 2001.

     The Audit Committee has reviewed the fees paid to KPMG LLP and has considered whether the fees paid for non-audit services are compatible with maintaining KPMG LLP’s independence. The Audit Committee has also adopted policies and procedures to approve audit and non-audit services provided in 2003 by KPMG in accordance with the Sarbanes-Oxley Act and rules of the SEC promulgated thereunder. These policies and procedures involve annual pre-approval by the Audit Committee of the types of services to be provided by our independent auditor and fee limits for each type of service on both a per engagement and aggregate level. Additional service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for further pre-approval. The Audit Committee may additionally ratify certain de minimis services provided by the independent auditor without prior Audit Committee approval, as permitted by the Sarbanes-Oxley Act and rules of the SEC promulgated thereunder. We will disclose all such approvals by the Audit Committee, as applicable in upcoming years.

     Representatives of KPMG LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of KPMG LLP as independent auditors for 2003. Therefore, abstentions effectively count as votes against this proposal.

The Board of Directors recommends a vote FOR ratification of the auditors.

Stockholder Proposals and Nominations

     Stockholder proposals for the 2004 annual meeting must be received at our principal executive offices by January 1, 2004 to be considered for inclusion in our proxy materials relating to such meeting.

     If you wish to nominate directors or bring other business before the stockholders at the 2004 Annual Meeting of Stockholders:

•	You must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates;

•	You must notify our Corporate Secretary in writing no later than January 1, 2004;

•	Your notice must contain the specific information required in our Bylaws.

     A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements relate only to the matters that you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC’s requirements to have your proposal included in our proxy statement.

Other Matters

     As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Electronic Delivery of Future Annual Meeting Materials

     We are offering our stockholders the opportunity to consent to receiving our future proxy materials and annual reports electronically by providing the appropriate information when voting via the Internet. Electronic delivery could save us a significant portion of the costs associated with printing and mailing annual meeting materials, and we hope that our stockholders find this service convenient and useful. If you consent and Radyne ComStream elects to deliver future proxy materials and/or annual reports to you electronically, then we will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them. We may also choose to send one or more items to you in paper form despite your consent to receive them electronically. Your consent will be effective until you revoke it by terminating your registration at the website WWW.INVESTORDELIVERY.COM if you hold shares at a brokerage firm or bank participating in the ADP program, or by contacting Continental Stock Transfer & Trust Company if you hold shares in your own name.

     By consenting to electronic delivery, you are stating to Radyne ComStream that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet, or do not expect to have access in the future, please do not consent to electronic delivery because we may rely on your consent and not deliver paper copies of future annual meeting materials. In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

RADYNE COMSTREAM INC.

/s/ Richard P. Johnson Richard P. Johnson Secretary

May 22, 2003

RADYNE COMSTREAM INC.

Annual Meeting of Stockholders — JUNE 18, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert C. Fitting and Richard P. Johnson, and each of them, proxies, with full power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Radyne ComStream Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the offices of the Corporation at 3138 East Elwood Street, Phoenix, Arizona, 85034, on Wednesday, June 18, 2003, at 2:00 p.m. local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1.	Election of Directors

[ ] FOR ALL	[ ] WITHHOLD ALL	[ ] FOR ALL EXCEPT

01) Lim Ming Seong 02) Lee Yip Loi 03) Dennis W. Elliott 04) Robert C. Fitting 05) Dr. C.J. Waylan

To withhold authority to vote, mark “For All Except” and write the nominee’s name in the list below.

2.	Ratification of Auditors

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this meeting.

[ ]	Please disregard if you have previously provided your consent decision.

By checking the box to the left, I consent to future delivery of annual reports, proxy statements, prospectuses other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004 and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO

VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSAL 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.

Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

, 2003

Signature	Date
, 2003

Signature (Joint Owners)	Date

2